Exhibit 99.1

Callaway Golf Company Releases Preliminary First Quarter 2009 Results

CARLSBAD, Calif.--(BUSINESS WIRE)--April 16, 2009--Callaway Golf Company (NYSE:ELY) today announced its preliminary financial results for the first quarter of 2009.

  Net sales are estimated to be $272 million, a decrease of 26% as compared to net sales of $366 million for the first quarter of 2008. Changes in foreign currency exchange rates adversely affected net sales by approximately $22 million. On a currency neutral basis (i.e. translating the Company’s first quarter 2009 results at first quarter 2008 exchange rates), estimated net sales would be $294 million, a decrease of 20% compared to the first quarter of 2008.
    U.S. net sales are estimated to be $141 million, a decrease of 23% compared to $184 million for the same period last year.
    International net sales are estimated to be $131 million, a decrease of 28% compared to $182 million last year. On a currency neutral basis, 2009 international net sales are estimated to be $153 million, a decrease of 16% compared to the same period last year.
  Gross profit is estimated to be $116 million, or 43% of net sales, compared to gross profit of $176 million or 48% of net sales for the first quarter of 2008. On a currency neutral basis, gross profit for the first quarter of 2009 is estimated to be $136 million, or 46% of net sales.
  Operating expenses for the quarter are estimated to be $103 million, compared to $111 million for the first quarter of 2008. On a currency neutral basis, operating expenses are estimated to be $107 million for the first quarter of 2009.
  Earnings per diluted share are estimated to range from $0.10 to $0.12 (on 63.3 million shares). For the first quarter of 2008, the Company reported fully diluted earnings per share of $0.61 (on 64.8 million shares). Both periods include after-tax charges of approximately $0.01 per share related to the Company’s gross margin improvement initiatives.

“Global economic conditions have proven to be more severe than initially anticipated,” commented George Fellows, President and CEO of Callaway Golf. “In addition to causing consumers to defer golf equipment purchasing decisions, these conditions have also caused retailers to be very conservative on the levels of inventory they are willing to carry, both of which have adversely affected the Company’s sales during the first quarter. These conditions have resulted in a more aggressive pricing environment in the United States and some international markets and a continued shift by consumers to lower price point products, which have also adversely affected the Company’s gross margins. Further strengthening of the dollar has also had a larger than anticipated negative impact on the Company’s financial results for the first quarter.”

“Despite these economic headwinds,” continued Mr. Fellows, “the strength of our 2009 products, together with several retail initiatives we put in place early in the year, has enabled us to gain market share around the world in almost all product categories. In addition, the successful implementation of our gross margin initiatives over the past two years has allowed us to mitigate the adverse effect these macroeconomic conditions are having upon our gross margins. Fortunately, there has been more positive economic news of late, which could stimulate increased consumer activity as the golf season begins to open up and continue as the year progresses.”

Business Update

Based on Callaway Golf’s preliminary first quarter results and management’s current view regarding the remainder of the year, the Company no longer expects that its 2009 currency neutral earnings will be roughly the same as in 2008. In the current environment it is extremely difficult to forecast the remainder of the year, but based upon recent trends, industry-wide sales for 2009 are estimated to decrease approximately 15% to 20% compared with 2008, and that Callaway Golf’s annual sales for 2009 are estimated to decrease less than that as the Company continues to outperform the industry and gain market share in most product categories. It is further estimated that annual gross profit as a percentage of net sales will be in the range of 40% to 42%, and operating expenses will range from $375 to $390 million. Further discussion about expectations for the year will be provided at the Company’s upcoming conference call.

“We believe these unprecedented macroeconomic conditions will continue to adversely affect consumers and our business in the short-term, but we remain optimistic about the golf industry for the long-term and believe it will recover as the global economy recovers,” commented Mr. Fellows. “During this time, however, we will continue to proactively grow our market share, aggressively manage our costs, and position ourselves to take advantage of opportunities as the economy and golf industry begin to recover. We are continuing to invest in additional gross margin initiatives, and have just completed a reduction of our global workforce by approximately 10%. These actions, combined with the cost reductions taken at the beginning of the year, will allow the Company to weather these short-term challenges and still be able to invest in initiatives that will drive sustained and meaningful long-term growth.”

Conference Call

The Company will release actual first quarter financial results on April 30, 2009. A conference call and webcast will also take place at that time.

Disclaimer: Investors should be aware that the Company has not yet finalized its results for the first quarter of 2009 and that the Company’s “preliminary” estimates of net sales, gross profit, operating expenses, and earnings contained in this press release reflect management’s estimates based upon the information available at the time made. These estimates could differ materially from the Company’s actual results if the information on which the estimates were based ultimately proves to be incorrect or incomplete. In addition, statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to future growth or market share gains, the ability to manage costs or invest in future initiatives, the estimated industry or Company sales for 2009, or the estimated gross profit or operating expenses for 2009, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations, including current and estimated future foreign currency exchange rates. Accurately estimating the Company’s reported future financial performance is based upon various unknowns, including future changes in foreign currency rates and consumer acceptance and demand for the Company’s products as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products, in manufacturing the Company’s products, or in connection with the implementation of the Company’s planned gross margin initiatives or the implementation of future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company’s products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Currency Neutral Presentation: This press release includes information regarding certain aspects of the Company’s financial results for the first quarter of 2009 that are presented on a “currency neutral basis.” For purposes of this press release, “currency neutral basis” means those results are derived by taking the Company’s first quarter 2009 local currency results and translating them into U.S. dollars based upon first quarter 2008 foreign currency exchange rates. “Currency neutral basis” does not include the effect of changes in foreign currency exchange rates on intercompany inventory transactions or any other effect that changes in foreign currency exchange rates may have had upon the Company’s business or results.

Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition to the GAAP results, the Company has also provided additional information concerning its results, which include certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release present certain of the Company’s financial results on a “currency neutral basis.” These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information for investors as to the underlying performance of the Company’s business without regard to changes in foreign currency exchange rates. The Company has provided reconciling information in the text of this press release.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE: ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, Ben Hogan® and uPro™ brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or Shop.CallawayGolf.com

CONTACT:
Callaway Golf Company
Brad Holiday
Eric Struik
Michele Szynal
760-931-1771